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                                                                     EXHIBIT 5.1



TELEPHONE: (313) 465-7000      [HMS&C LETTERHEAD]              LANSING, MICHIGAN
FAX: (313) 465-8000
http://law.honigman.com

                                 April 23, 2001

Somanetics Corporation
1653 East Maple Road
Troy, Michigan  48083-4208

Ladies and Gentlemen:

         We have represented Somanetics Corporation, a Michigan corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement"), for registration under the Securities Act of 1933, as amended (the "Securities Act"), of a maximum of 1,325,000 of the Company's common shares, par value $0.01 a share (the "Common Shares").

         Based upon our examination of such documents and other matters as we deem relevant, it is our opinion that the Common Shares covered by the Registration Statement have been duly authorized and are validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement. In giving such consents, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission under the Securities Act.

                                     Very truly yours,

                                     /s/ HONIGMAN MILLER SCHWARTZ AND COHN LLP

                                     HONIGMAN MILLER SCHWARTZ AND COHN LLP


RJK